CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 1998, with respect to the financial statements of New England Cablevision of Massachusetts, Inc. included in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-75567) and related Prospectus of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation, related the registration of 11 7/8% senior discount notes due 2007, Series B.





April 26, 1999                                      /s/ Baker Newman & Noyes
Portland, Maine                                     Limited Liability Company